RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       OPPENHEIMER QUEST VALUE FUND, INC.

                  (Under Section 2-608 of the Corporations and
                      Associations Article, as repealed or
                     transferred from other articles, of the
                           Annotated Code of Maryland)


         FIRST: These Restated Articles of Incorporation are restated by the undersigned officer of the corporation to reflect all amendments made to the corporation's charter since its original date of incorporation on August 6, 1979.

     SECOND: The name of the corporation (hereinafter called the "Corporation") is Oppenheimer Quest Value Fund, Inc.

     THIRD: The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

3.1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Article, without limitation of the generality thereof, be deemed to include any stock, shares, bonds, debentures, notes, certificates of deposit issued by banks, mortgages or other obligations or evidences of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.



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3.2. To issue and sell  shares of its own capital  stock in such  amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time as of which the computation of such net asset value shall be made.

3.3. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of said State and by these Articles of Incorporation.

3.4. To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

3.5. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

3.6. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

         FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.



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The  Corporation's  resident agent is The Corporation Trust Incorporated,  whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation duly registered with the State of Maryland.

FIFTH: 5.1.  5.1.1.  The total number of shares of capital  stock of all classes and series which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $1.00 per share), amounting in aggregate par value to $100,000,000. All of such shares are initially classified as "Common Stock". The Board of Directors may classify or reclassify any unissued shares of capital stock into one or more classes of stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

5.1.2. All shares of the capital stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. In the absence of any contrary specification as to the purpose for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be "acquired for retirement" in the sense contemplated by the laws of the State of Maryland. Shares retired by repurchase or redemption shall thereafter have the status of authorized but unissued capital stock of the Corporation.

5.1.3. The Common Stock of the Corporation is hereby initially divided into a "Class A", a "Class B" a "Class C" and a "Class Y," each of which shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

5.1.3.1. The Class A Common Stock shall be subject to such front-end sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 (the "1940 Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc.

5.1.3.2. The Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class Y Common Stock shall each be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the 1940 Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.

5.1.3.3. Expenses related solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ among the various classes) shall be borne by that class and shall be appropriately reflected in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that class.

5.1.3.4. As to any matter with respect to which a separate vote of any class is required by the 1940 Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection 5.1.3.3. above), such requirement as to a separate vote by that class shall apply in lieu of single class voting, and if permitted by the 1940 Act or the Maryland General Corporation Law, the classes shall vote together as a single class on any such matter which shall have the same effect on each such class. As to any matter which does not affect the interest of a particular class, only the holders of the shares of the affected classes shall be entitled to vote.

5.1.4. Each class of Common Stock shall each consist, until further changed, of the lesser of (x) 100,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock less the total number of shares of all class of Common Stock then issued and outstanding.

         5.2. At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date, fixed in accordance with the By-Laws, for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but not business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

5.3. Upon delivery of the shares of the Corporation to its first subscribing stockholders, the Corporation shall be an open-end investment company and:

5.3.1. Each holder of the capital stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation, at a redemption price equal to the net asset value of such shares. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of these Articles of Incorporation. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock.

5.3.1.1. for any period (A) during which the New York Stock Exchange is closed other than the customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

5.3.1.2. for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable, or (B) is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

5.3.1.3. for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

5.3.2. On and after such time all shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.

5.4. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

5.5. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

5.6. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

         SIXTH: The number of Directors of the Corporation shall be five, and the names of those who shall act as such until the next annual meeting or until their successors are duly chosen and qualify are as follows:

           Bridget A. Macaskill                        Paul Y. Clinton

           Thomas W. Courtney                          Lacy B. Herrmann

           George Loft

     However, the By-Laws of the Corporation may fix the number of Directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders therein.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and stockholders.

         7.1. The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

         7.2. The holders of shares of the capital stock of the Corporation shall have the right to inspect the records, documents, accounts and books of the Corporation, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

     7.3. Any Director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

         7.4. If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

         7.5. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

         7.6. Shares of stock in other corporations shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

7.7. 7.7.1. Subject to the provisions of the Investment Company Act of 1940, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer director, trustee, employee or stockholder, may be a party, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

7.7.2. Specifically, but without limitation of the foregoing, the Corporation may enter into a management or supervisory contract and other contracts with, and may otherwise do business with, Oppenheimer Capital Corporation, a New York corporation, or any of its parent, subsidiary or affiliated corporations, notwithstanding that the Board of Directors of the Corporation may be composed in part of directors officers or employees of any of said corporations, and officers of the Corporation may have been or may be or become directors, officers or employees of any of said corporations, and in the absence of fraud the Corporation and said corporations may deal freely with each other, and neither such management or supervisory contract nor any other contract or transaction between the Corporation and any of said corporations shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair at the time at which it was entered into.

7.7.3. The Corporation shall indemnify each and all of its directors and officers and former officers and directors and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses, including attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them are made parties or a party by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct (which as used herein include, without limitation, willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office) in the performance of duty; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through payment of a compromise settlement by such director or officer or person, pursuant to a consent decree or otherwise, without adjudication, unless two-thirds of those members of the Board of Directors who are not involved in the action, suit or proceeding, or the holders of a majority of the outstanding stock of the Corporation at the time having the right to vote for directors, not counting any stock owned by any interested director, officer or person, by a vote or in writing determine that the director or officer or the other person to be indemnified, has liability by reason of negligence or misconduct, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made either by the stockholders as provided above or by a written opinion of independent counsel; that amounts paid in such settlement shall not exceed the costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion; and that such a determination by the Board of Directors or by the stockholders or by independent counsel, and the payments of amounts by the Corporation on the basis thereof, shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or the stockholders by reason of negligence or misconduct. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director of officer may otherwise be entitled.

7.8. For purposes of the computation of net asset value, as in these Articles of Incorporation referred to, the following rules shall apply:

7.8.1. The net asset value of each share of capital stock of the Corporation duly surrendered to the Corporation for redemption pursuant to the provisions of paragraph 5.3.1. of Article FIFTH of these Articles of Incorporation shall be determined as of the close of business on the New York Stock Exchange (or as otherwise permitted by law or no-action letter from the Staff of the Securities and Exchange Commission) next succeeding the time when such capital stock is so surrendered.

7.8.2. The net asset value of each share of the capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined either as of the close of business on the last business day on which the New York Stock Exchange and be applicable to all purchase orders received prior thereto and subsequent to the previous determination or in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

7.8.3. The net asset value of each share of the capital stock of the Corporation, as of the close of business on any day, shall be the quotient obtained by dividing the value, as at such close, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital stock and surplus) by the total number of shares of capital stock outstanding at such close. In determining the value of the assets, each security traded on a national securities exchange (except such as to which the marketability may be restricted) is valued at the last reported sale price on such exchange on that day. If there has been no such sale on such day or on the previous day on which such exchange was open (if a week has not elapsed between such days), then the value of such security is taken to be the reported bid price at the time as of which the value is being ascertained. However, if such price does not reasonably reflect the true market value, then the value is taken at such amount as is deemed reasonable, but not less than said bid price nor more than said asked price. Any security not traded on a securities exchange but traded in the over-the-counter market is valued at its last quoted bid price. Any securities or other assets for which market quotations are not readily available are valued at fair value as determined in good faith by the Board of Directors. Similarly the Board will fix the value of securities whose marketability is restricted. Liabilities for accounts payable are stated at face amounts payable therefor, expenses and taxes are accrued monthly at estimated amounts, and dividends payable by the Corporation are deducted as of the close of business on the record date. No accrual is made for taxes on unrealized appreciation of securities owned by the Corporation unless the directors determine otherwise.

                                    For the purposes hereof

7.8.3.1.Capital stock subscribed for shall be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the Corporation and the net price thereof shall be deemed to be an asset of the Corporation; and

7.8.3.2. Capital stock surrendered for redemption by the Corporation pursuant to the provisions of paragraph 5.3.1. of Article FIFTH of these Articles of Incorporation shall be deemed to be outstanding until the close of business on the date as of which such value is being determined as provided in paragraph 7.8.1. of this Article SEVENTH and thereupon and until paid the price thereof shall be deemed to be a liability of the Corporation.

                  7.8.4. The net asset value of each share of the capital stock of the Corporation, as of any time other than the close of business on any day, may be determined by applying to the net asset value as of the close of business on the preceding business day, computed as provided in paragraph 7.8.3. of this Article SEVENTH, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

7.8.5. In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of the capital stock of the Corporation.

7.8.6. Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption price of capital stock of the corporation surrendered to it for redemption pursuant to the provisions of paragraph
     5.3.1. of Article FIFTH of these Article of Incorporation shall be made by the Corporation within seven (7) days after surrender of such stock to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities of the Corporation or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind. For the purpose of determining the amount of any payment to be made, pursuant to paragraph 5.3.1. of said Article FIFTH in portfolio securities, such securities shall be valued as provided in paragraph 7.8.3. of this Article SEVENTH.

         EIGHTH: From time to time any of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Article of Incorporation, may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH. The Corporation shall notify the stockholders in its next subsequent regular report to the stockholders of any amendment to these Articles of Incorporation.

     The term  "these  Articles  of  Incorporation"  as used  herein  and in the
By-Laws  of  the  Corporation   shall  be  deemed  to  mean  these  Articles  of
Incorporation as from time to time amended and restated.


         THE UNDERSIGNED, Secretary of Oppenheimer Quest Value Fund, Inc., who executed on behalf of said Corporation the foregoing Restated Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Restated Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


                       OPPENHEIMER QUEST VALUE FUND, INC.


                      By:/s/      Andrew J. Donohue
                         Name:    Andrew J. Donohue
                         Title:   Secretary

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Secretary and witnessed by its Assistant Secretary on this ____ day of August, 1997.

                       OPPENHEIMER QUEST VALUE FUND, INC.


                       By:      /s/ Andrew J. Donohue
                       Name:    Andrew J. Donohue
                       Title:   Secretary

ATTEST:


         /s/ Robert G. Zack
Name:    Robert G. Zack
Title:   Assistant Secretary